Exhibit 99(b)
KEYCORP STUDENT LOAN TRUST 2005-A
OFFICERS’ CERTIFICATE (PHEAA)

JPMorgan Chase Bank, N.A., ELT	JPMorgan Chase Bank, N.A., IT
4 New York Plaza, 6th Floor	4 New York Plaza, 6th Floor
New York, NY 10004	New York, NY 10004
Attn: WSS-Structured Finance Services	Attn: WSS-Structured Finance Services
Phone: (212) 623-5430	Phone: (212) 623-5430
Fax: (212) 623-5991	Fax: (212) 623-5991

Deutsche Bank Trust Company Americas, OT	KeyBank National Association
25 DeForest Avenue, 2nd Floor	800 Superior Ave, 4th Floor
Summit, NJ 07901	Cleveland, OH 44114
ATTN: Structured Finance Services	Attn: President, KER
Phone: (908) 608-3048	Phone: (216) 828-9342
Fax: (212) 553-2460	Fax: (216) 828-9301
Key Consumer Receivables LLC
c/o KeyBank National Association
800 Superior Ave, 4th Floor
Cleveland, Ohio 44114
Attn: President, KER
Phone: (216) 828-9342
Fax:     (216) 828-9301
Pursuant to Section 4.6 of the Subservicing Agreement between KeyBank National Association, as Master Servicer and Pennsylvania Higher Education Assistance Agency, as Subservicer, dated as of November 1, 2005, (the “Agreement”), the undersigned hereby certifies that (i) a review of the activities of PHEAA as Subservicer from November 1, 2005, through December 31, 2005, and of its performance under the Agreement has been made under the supervision of the undersigned, and (ii) to the best of the undersigned’s knowledge, based on the review, PHEAA as Subservicer has fulfilled all its obligations under the Agreement throughout such period.
The undersigned also hereby certifies that the Subservicer has disclosed to the Master Servicer and to the Trust’s certified public accountants all significant deficiencies relating to the Subservicer’s compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Agreement.

PENNSYLVANIA HIGHER EDUCATION
ASSISTANCE AGENCY, Subservicer

Date: March 16, 2006	By:	/s/ James L. Preston

	Name: Title:	James L. Preston Executive Vice President

	By:	/s/ Richard E. Willey

	Name:	Richard E. Willey
	Title:	President and CEO